UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Form 8-K
Current Report

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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 17, 2013
Date of Report (Date of earliest event reported)

Fidelity Southern Corporation
(Exact name of registrant as specified in its charter)
 ________________________________

Georgia	No. 001-34981	No. 58-1416811
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices)
(404) 639-6500
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 17, 2013, Fidelity Southern Corporation (“Fidelity”) issued a press release announcing its results of operations and financial condition for the quarter ended September 30, 2013. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.
On October 18, 2013, Fidelity issued a press release announcing its board of directors on October 18, 2013, approved the distribution of a stock dividend on November 14, 2013, of one new share for every 210 shares held on the record date of November 1, 2013. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated by reference herein. Fidelity further announced that its board of directors approved a cash dividend of $.03 per share payable on November 14, 2013, to shareholders of record on November 1, 2013. The $.03 per share cash dividend to be paid on November 14, 2013, does not apply to the additional shares to be issued on that same date as a result of the stock dividend.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Exhibit No.	Description

99.1	Earnings Press Release issued on October 17, 2013

99.2	Stock and Cash Dividend Press Release issued on October 18, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer
October 21, 2013